Exhibit 99.1

FOR IMMEDIATE RELEASE

StablecoinX Appoints Christopher Jensen as Chief Executive Officer and Director

●	Longtime institutional investor and a founding member of Franklin Templeton’s digital asset group (launched in 2018) to lead day-to-day operations of the only Nasdaq-listed pure-play company focused on the Ethena digital dollar ecosystem

●	Ted Chen, who led StablecoinX through its public listing as Chief Executive Officer, continues as Chairman of the Board, focused on long-term strategy and capital markets positioning

New York, NY – September 8, 2026 – StablecoinX Inc. (Nasdaq: USDE), the public company purpose-built to advance and scale the Ethena digital dollar ecosystem, today announced the appointment of Christopher Jensen as Chief Executive Officer, effective immediately. Mr. Jensen has also been appointed to the Company’s Board of Directors. He brings two decades of institutional investment experience, public markets fluency, and deep digital asset expertise to the role.

Mr. Jensen succeeds Ted Chen, who has served as Chief Executive Officer since StablecoinX became a public company in June 2026 and will continue as Chairman of the Board. As Chairman, Mr. Chen will remain focused on the Company’s long-term vision and strategy, capital markets positioning, and its partnership with Ethena.

Mr. Jensen assumes day-to-day leadership across the Company’s three business lines: Infrastructure Services, Infrastructure Software, and Distribution Services. He will also oversee StablecoinX’s treasury strategy, which is anchored by approximately 3.03 billion ENA tokens, roughly 20% of total supply, making StablecoinX the largest corporate holder of Ethena’s governance token. StablecoinX and Ethena maintain a formal strategic relationship that gives the Company structural participation in the growth of the ecosystem.

“Since co-founding StablecoinX, I have been looking for a leader who could focus on the Company’s next phase of growth and credibly operate in three worlds at once: institutional asset management, the digital asset ecosystem, and the public markets. Christopher is one of very few people who has spent a career in all three,” said Ted Chen, Chairman of the Board of StablecoinX. “He helped build one of the most respected institutional digital asset investment platforms in the industry, he has known the Ethena team since the earliest days of the protocol, and he understands what public stockholders expect. Having taken StablecoinX public, I am glad to hand day-to-day leadership to Christopher and refocus my attention on the Company’s ongoing strategy and capital markets positioning as Chairman.”

“StablecoinX is the public market entry point into the Ethena ecosystem, and our relationship with the Company is a long-term one,” said Guy Young, founder and Chief Executive Officer of Ethena Labs. “Christopher has the perfect experience to lead the business in its next phase of growth with a deep understanding of both traditional capital markets and onchain finance.”

“StablecoinX was built on a straightforward premise: the growth of digital dollars is one of the most consequential shifts in modern finance and public market investors deserve a direct, well-governed way to participate in it,” said Christopher Jensen, Chief Executive Officer of StablecoinX. “My focus is converting that premise into results. That means building durable, revenue-generating infrastructure around the Ethena ecosystem, deepening our strategic relationship with Ethena, and communicating with the market with the rigor institutional investors expect. We have the position and the balance sheet. The work now is execution.”

About Christopher Jensen

Mr. Jensen joins StablecoinX from Franklin Templeton, where he was a Senior Vice President and served as Portfolio Manager and Director of Digital Asset Research. He was a founding member of the firm’s digital asset group, established in 2018, and served on its leadership team. He was a named portfolio manager on two funds, led the group’s fundamental research team, and helped shape investment strategy, product design, and commercialization of the firm’s digital asset investment products and crypto ETPs. Franklin Templeton’s blockchain venture fund participated in Ethena’s seed round, and Mr. Jensen has followed the protocol and the team closely since its earliest days.

Earlier at Franklin Templeton, Mr. Jensen was Head of Credit for the firm’s Data Science and Digital Lending Strategies team and before that a Senior Research Analyst in the firm’s Floating Rate Debt Group. Prior to Franklin Templeton, he was an investment professional and Investment Committee member at SLR Capital Partners, where he contributed to investment research, deal structuring, earnings preparation, board reporting, and investor materials for two publicly traded investment vehicles. He began his investment career at CIT Group.

Mr. Jensen speaks regularly at institutional investment and digital asset conferences, including Permissionless, Blockworks’ Digital Asset Summit, and Abu Dhabi Finance Week, and engages frequently with institutional investors, sovereign wealth funds, and central banks. He holds an MBA from the Yale School of Management and a Bachelor of Arts in Philosophy from Princeton University.

About StablecoinX

StablecoinX Inc. (Nasdaq: USDE) is a publicly traded company offering investors exposure to the stablecoin economy through its strategic focus on the Ethena ecosystem, one of the world’s largest issuers of digital dollars. The Company operates across infrastructure services, infrastructure software, and distribution services, each purpose-built to advance and scale the Ethena ecosystem. As stablecoins increasingly serve as foundational infrastructure for global payments, decentralized finance, and digital capital markets, StablecoinX combines the accessibility of a public listing with direct participation in one of the fastest-growing segments of global finance.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the U.S. federal securities laws, including expectations, intentions, plans, prospects regarding StablecoinX’s expectations with respect to future performance, its vision and business strategy. These forward-looking statements are generally identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “potential,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events or conditions that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, but not limited to, the failure of StablecoinX to maintain the listing of its shares of Class A common stock; costs incurred as a result of StablecoinX becoming a public company; changes in business, market, financial, political and regulatory conditions; risks relating to StablecoinX’s operations and business; the risk that the anticipated benefits of the business combination may not be realized; the highly volatile nature of the price of ENA and other products issued by Ethena; risks related to increased competition in the industries in which StablecoinX operates; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding crypto assets, including stablecoins; risks relating to the treatment of crypto assets for U.S. and foreign tax purposes; risks that StablecoinX experiences difficulties managing its growth and expanding operations; challenges in implementing StablecoinX’s business plan including developing and launching its infrastructure services, StablecoinX Harness middleware and distribution services, whether due to operational challenges, significant competition and regulation or other reasons; the outcome of any potential legal proceedings that may be instituted against StablecoinX or others relating to the business combination, and other risks and uncertainties described in the filings of StablecoinX with the Securities and Exchange Commission (the “SEC”). The inclusion of any statement in this press release does not constitute an admission by StablecoinX or any other person that the events or circumstances described in such statement are material.

The foregoing list of risk factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, and the other documents that have been filed by StablecoinX with the SEC and other documents to be filed by StablecoinX from time to time with the SEC. These filings do or will identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. There may be additional risks that StablecoinX does not presently know or that StablecoinX currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and StablecoinX assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. StablecoinX does not give any assurance that either it will achieve its expectations. The inclusion of any statement in this press release does not constitute an admission by StablecoinX or any other person that the events or circumstances described in such statement are material.

Contacts

Investor Relations

Adele Carey

SVP, Investor Relations

stablecoinxir@allianceadvisors.com

Media Relations

Aayushi

PR & Media Associate

aayushi@allianceadvisors.com

Source: StablecoinX Inc.